UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2018

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004

(Address of principal executive offices, including Zip Code)

(678) 580-5661
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Attis Industries Inc. (the “Company”), has agreed to the terms of a First Amendment to Second Amended and Restated Credit and Guaranty Agreement (the “First Amendment”) dated June 18, 2018, by and among Meridian Waste Operations, Inc. (“Operations”), Mobile Science Technologies, Inc. (“Mobile”), Attis Healthcare, LLC (“Healthcare”), Integrity Lab Solutions, LLC, (“Integrity”), Red X Medical LLC (“Red X”), Welness Benefits, LLC (“Welness”), LGMG, LLC (“LGMG”), Attis Innovations, LLC (“Attis Innovations”), Advanced Lignin Biocomposites LLC (“Advanged Lignin”), Attis Envicare Medical Waste, LLC (“Envicare”), Attis Genetics, LLC (“Genetics”), Attis Federal Labs, LLC (“Federal Labs”) and Attis Commercial Labs, LLC (“Commercial Labs” and together with the Operations, Mobile, Healthcare, Integrity, Red X, Welness, LGMG, Attis Innovations, and Advanced Lignin, Envicare, Genetics and Federal Labs, the “Credit Companies”), the Company and certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (“GSSLG”). Under the terms of the First Amendment, among other things, the parties have agreed: (i) to extend the date for satisfaction of certain post-closing covenants under the terms of the Second Amended and Restated Credit and Guaranty Agreement, dated April 20, 2018, by and among the parties (the “Credit Agreement”), to June 30, 2018; (ii) extend the date for delivery of certain financial statements for the months of March 2018 and April 2018 to July 14, 2018; (iii) subject to certain conditions, extend the date for payment of certain payments from June 30, 2018 to August 31, 2018; (iv) waive the events of default that have occurred and were continuing due to failure of the Company and the Credit Companies to (a) pay interest in the aggregate amount of $473,947.52 for the month ending May 31, 2018, provided that such interest shall be paid in kind by adding such amount to the outstanding principal amount of the loan, (b) timely make the interest payment of $22,383.30 for the period from April 20, 2018 through April 30, 2018; (c) cause certain real estate assets to be subject to a mortgage to secure the obligations and otherwise satisfy its obligations with respect to such real estate assets on or before May 20, 2018, (d) cause certain bank accounts to become controlled accounts on or before May 20, 2018, (e) deliver to the administrative agent the consolidated and consolidating balance sheet of the Company and its subsidiaries as at the end of March 2018 and the related consolidated and consolidating statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of the Company and its subsidiaries for March 2018; (f) comply with certain requirements to add newly acquired subsidiaries as “Credit Parties”; (v) an aggregate amount equal to $473,947.52, representing interest accrued but unpaid through May 31, 2018, will be paid in kind by adding the amount of such accrued interest to the outstanding principal amount of the term loan issued under the Credit Agreement; (vi) pay to GSSLG, solely for its own account, an amendment fee in an amount of $200,000, provided that such fee will be fully earned and payable in full on January 1, 2019, provided, however, that such fee shall be waived if all guaranteed obligations under the Credit Agreement have been indefeasibly paid in full in cash on or prior to December 31, 2018; (vii) if, on or before August 14, 2018, the Company or the Credit Companies pay the lenders an amount equal to $6 million plus certain fees, the Company and the Credit Companies will be released from any obligation to pay any additional principal amounts under the Credit Agreement and the lenders, the administrative agent and the collateral agent shall release all liens and security interest securing such obligations; and (viii) on or prior to June 30, 2018, the Company and the Credit Companies will cause each of CleanTech Corporation, FLUX Carbon LLC, Noveda Technologies, Inc., Genarex FD LLC to join the Credit Agreement and other credit documents as a “Credit Party” and satisfy the requirements of Section 5.10 of the Credit Agreement.

The execution of the First Amendment was prompted by the Company’s receipt from GSSLG of a letter dated June 12, 2018 regarding Notice of Default and Reservation of Rights (the “Reservation of Rights Letter”). The Reservation of Rights Letter advised the Company and the Credit Companies that they are in default under provisions of the Credit Agreement relating to (i) payment of interest under Section 2.7(e) of the Credit Agreement, (ii) compliance with post-closing covenants under Section 5.15 of the Credit Agreement, (iii) failure of the Company and the Credit Companies to deliver financial statements for the month of March 2018 under Section 5.1(a), and (iv) failure to comply with certain requirements of Sections 5.15 and 6.7 of the Credit Agreement. Subject to entering into the First Amendment, the Reservation of Rights Letter also advised that GSSLG has not waived the events of default and reserves all rights and remedies as a result thereof.  Those remedies include, under the Credit Agreement, the right to accelerate and declare due and immediately payable the principal and accrued interest on all loans outstanding under the Credit Agreement. In addition, as a result of the events of default, the Company and the Credit Companies are prohibited from (a) making any permitted acquisitions under the Credit Agreement, (b) requesting that any loan be continued as or converted into a LIBOR Rate Loan (as defined in the Credit Agreement), and (c) the outstanding principal amount of the loans under the Credit Agreement is accruing interest at the default rate from the date of the first event of default, subject to demand for payment of such interest at the default rate by GSSLG or the lenders.

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In connection with the Credit Agreement, the Company and the Credit Companies and all of its subsidiaries entered into a security agreement with GSSLG, pursuant to which the Company and the Credit Companies encumbered substantially all their assets for the benefit of the secured parties, as collateral security for the payment and performance of their obligations under the Credit Agreement.  The encumbered assets include substantially all tangible and intangible assets of the Company and the Credit Companies including, without limitation, substantially all accounts receivable, inventory, equipment, real estate and equity securities of the Company’s direct and indirect subsidiaries. In the Reservation of Rights Letter, GSSLG reserved its right to foreclose or otherwise realize on any or all of the collateral under the security agreement or as appropriate, set-off or apply to the payment of any or all of the obligations under the Credit Agreement, any or all of the collateral.

The above descriptions of the First Amendment and Reservation of the Rights Letter do not purport to be complete and are qualified in their entirety by the full text of the applicable documents themselves, which are filed as Exhibit 10.1 and 99.1 hereto, and are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Credit and Guaranty Agreement
99.1	Notice of Events of Default; Reservation of Rights

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: June 18, 2018	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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